As filed with the Securities and Exchange Commission on May 25, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

33 Whitehall Street, 10th Floor
New York, New York 10004

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Shares of Beneficial Interest	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-150525

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion Daily Canada Bull 3X Shares, Direxion Daily Canada Bear 3X Shares, Direxon Daily Russia Bull 3X Shares, Direxon Daily Russia Bear 3X Shares, Direxion Daily Agribusiness Bull 3X Shares and Direxion Daily Agribusiness Bear 3X Shares (each a “Fund” and collectively the “Funds”), all at no par value, of the Direxion Shares ETF Trust (the “Trust”), to be registered hereunder is as set forth in the Trust’s Post-Effective Amendment No. 17 to its Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which description is incorporated herein by reference, as filed with the Securities and Exchange Commission on February 28, 2011, as supplemented on May 23, 2011 and May 24, 2011.

The Trust currently consists of 114 separate series.  Each Fund to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Direxion Daily Canada Bull 3X Shares	27-2859279
Direxion Daily Canada Bear 3X Shares	27-2859409
Direxon Daily Russia Bull 3X Shares	27-2860039
Direxon Daily Russia Bear 3X Shares	27-2860086
Direxion Daily Agribusiness Bull 3X Shares	27-2858904
Direxion Daily Agribusiness Bear 3X Shares	27-2859081

Item 2.  Exhibits.

1.
The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.
The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.
The Trust’s By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

May 25, 2011

/s/ Daniel D. O’Neill
Daniel D. O’Neill Principal Executive Officer